UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Wednesday, 14 August 2014

SUNGAME CORPORATION
 (Exact of registrant as specified in its charter)

DELAWARE	333-158946	**-******
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

3091 West Tompkins Avenue, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 666-0051

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On Thursday, August 14, 2014, Sungame’s Board of Directors and management concluded that previously issued financial statements and related disclosures in the Company’s annual report on form 10K for the period ended December 31, 2013, filed with the SEC on April 15, 2014, and the Company’s quarterly report filed on form 10-Q for the period ended March 31, 2014, filed with the SEC on May 23, 2014, should not be relied upon.

On Thursday July 17, 2014 the Board of Director’s of Sungame, Inc. received notice from our independent accountant that they had identified certain information in the public arena that raised concerns related to recorded revenue and unearned revenue balances and the effective operation of its controls and procedures relating to revenue recognition.  The Company engaged outside counsel to conduct an internal investigation once it became aware of the situation.  As a result of such investigation and upon the recommendation from our independent accountant on Wednesday, August 13, 2014, the Board of Director’s has determined that the Company should restate its previously issued financial statements for the year ended December 31, 2013 and for the quarter ended March 31, 2014.  Accordingly readers of the financial statements should no longer rely upon the Company’s previously released financial statements and related auditors’ reports for these periods or any earnings releases or other communications related to these periods.

Specifically related to the identified errors, the internal investigation concluded that due to lack of communication between departments, the accounting department had not been made aware of all the terms and conditions included in the purported sales to customers including certain right of return stipulations, full rebate guarantees and educational grant incentives associated with these arrangements. Accordingly, such transactions were not accounted for correctly and in accordance with US GAAP.  The Company is in ongoing discussions with the Company’s independent public accountant, and the Company’s independent accountant has been furnished with a copy of this disclosure prior to filing.  A letter addressed to the Commission from the Company’s independent public accountant has been requested stating the Company’s public accountant agrees with the statements made herein, and attached as an exhibit hereto. Management is actively evaluating the ramifications of these errors on the financial statements herein cited and cannot at this time quantify the restatement amounts.  However, at a minimum, these errors did result in an overstatement of revenue (substantially all of amounts recorded) and unearned revenue and understatements of advances repayable and other liabilities.

Further, the Company is undertaking a full review of every transaction previously recorded as revenue or deferred revenue that occurred during the relevant periods and legal ownership and quality of all product shipped in return for funds received by the Company. The Company is working diligently to prepare and file restated reports for the above-mentioned periods as quickly as possible.  In addition, the Company will also begin a thorough reevaluation, re-drafting, and reimplementation of its internal controls and procedures.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS:

Exhibit No.	Description

16.1	Letter from Cutler & Co., LLC dated August 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     Friday, 15 August 2014

/s/    Neil Chandran
By:   Neil Chandran,
         CEO, CFO, PAO, and Director